ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080433105-16
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/27/2008 3:31 PM
	Entity Number E0421372008-4

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	KENSINGTON LEASING, LTD.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	PAUL WILLSON Name 918 E. Sahara Ave — Las Vegas — Nevada 89109 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Angelique de Maison Name 646 West Highland Avenue — Redlands — CA 92373 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: any lawful purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Kenneth Eade — X [signature] Name — Signature 190 N Canon Drive suite 420 — Beverly Hills — CA 90210 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 5/28/08 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.